Exhibit 10.10

APARTMENT INCOME REIT CORP.

2020 EMPLOYEE STOCK PURCHASE PLAN

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the Apartment Income REIT Corp. 2020 Employee Stock Purchase Plan (the “Plan”). The Plan was adopted by the Board (defined below) on December 14 , 2020, subject to the approval of the stockholders of the Company (defined below), and the Company’s sole stockholder approved the Plan on December 14, 2020. The purpose of the Plan is to provide certain employees of the Company, the Partnership, any Company Subsidiary and any Partnership Subsidiary (each as defined below) with the opportunity to purchase common stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan will not qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code (defined below).

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 11 below.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Change in Capitalization” shall mean any increase, reduction, change or exchange of Shares for a different number of shares and/or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(e) “Committee” shall mean the Compensation and Human Resources Committee of the Board. If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(f) “Common Stock” shall mean the Class A Common Stock of the Company, par value $.01 per share.

(g) “Company” shall mean Apartment Income REIT Corp., a Maryland corporation (or any successor corporation).

(h) “Company Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. “Company Subsidiary” shall also mean any partnership in which the Company and/or any Company Subsidiary owns more than fifty percent (50%)

of the capital or profits interests; provided, however, that “Company Subsidiary” shall not include the Partnership or any Partnership Subsidiary.

(i) “Compensation” shall mean the fixed salary or wage paid by the Company, the Partnership, or any Company Subsidiary or Partnership Subsidiary to an Employee as reported by the Company, the Partnership, or any Company Subsidiary or Partnership Subsidiary to the United States government for Federal income tax purposes, including any payments for overtime and any pre-tax contributions by the Employee under sections 125 or 401(k) of the Code. Compensation shall not include the value of or income attributable to any bonuses, any fringe benefits provided by the Company, the Partnership, or any Company Subsidiary or Partnership Subsidiary, any contributions made by the Company, the Partnership, or any Company Subsidiary or Partnership Subsidiary to any plan or to Social Security on behalf of the Participant, or any amounts of deferred compensation credited to the Participant in a qualified retirement plan (other than a 401(k) plan) or otherwise. The Company shall determine whether a particular item is included in Compensation.

(j) “Corporate Transaction” shall mean a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

(k) “Employee” shall mean any person that is at least 18 years of age and has 30 days or more of continuous service with the Company, the Partnership, or any Company Subsidiary or Partnership Subsidiary prior to enrollment in the Plan pursuant to Section 4 hereof, but shall not include (i) any officer of the Company or any member of the Board who is subject to Section 16 of the Securities Exchange Act of 1934 or (ii) any person covered by a collective bargaining agreement, unless the collective bargaining agreement so requires.

(l) “Fair Market Value” as of a particular date shall mean the fair market value of the Shares as determined by the Administrator in its sole discretion; provided, however, that (i) if the Shares are admitted to trading on a national securities exchange, fair market value of the Shares on any date shall be the closing sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and have been designated as a National Market System (“NMS”) security, fair market value of the Shares on any date shall be the closing sale price reported for the Shares on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, fair market value of the Shares on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

(m) “Offering Period” shall mean a period as described in Section 3 hereof.

(n) “Participant” shall mean an Employee who elects to participate in the Plan pursuant to Section 4 hereof.

(o) “Partnership” means AIMCO Properties, L.P., a Delaware limited partnership.

(p) “Partnership Subsidiary” means any partnership or limited liability company in any unbroken chain of partnerships or limited liability companies beginning with the Partnership if each of the partnerships or limited liability companies other than the last partnership or limited liability company in the unbroken chain then owns more than fifty percent (50%) of the capital or profits interests in one of the other partnerships or limited liability companies. “Partnership Subsidiary” shall also mean any corporation in which the Partnership and/or any Partnership Subsidiary owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

(q) “Purchase Date” shall mean the last Trading Day of each Offering Period.

(r) “Purchase Price” shall mean an amount equal to 95% of the Fair Market Value of Share on the Purchase Date.

(s) “Share” shall mean a share of Common Stock.

(t) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

Section 2. Eligibility.

Each Employee that has elected to participate in the Plan pursuant to Section 4 hereof shall be granted an option to purchase Common Stock for the applicable Offering Period.

Section 3. Offering Periods.

The Plan shall be implemented by a series of consecutive three-month Offering Periods, with a new Offering Period commencing on the first Trading Day on or after January 1 (beginning in the year 2021), April 1 (beginning in the year 2021), July 1 (beginning in the year 2021) and October 1 (beginning in the year 2021) of each year, or at such other time or times as may be determined by the Administrator, and ending on the last Trading Day on or before the following March 31, June 30, September 30 and December 31, respectively, or at such other time or times as may be determined by the Administrator. The Plan shall continue until terminated in accordance with Section 17 hereof. Subject to Section 17 hereof, the Administrator shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings and shall use its best efforts to notify Employees of any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

Section 4. Enrollment; Participation.

(a) The Company shall commence an offering by granting each Employee, who has elected to participate in such Offering Period pursuant to Section 4(b), an option to purchase shares of Common Stock on the Purchase Date of such Offering Period up to a number of Shares determined by dividing each Employee’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of such Purchase Date by the applicable Purchase Price; provided that in no event shall a Participant be permitted to purchase during each fiscal year of the Company more than Shares (subject to any adjustment pursuant to Section 16 hereof), provided, further, that such purchase shall be subject to the limitations set forth in Section 10 hereof. Exercise of the option shall occur as provided in Section 6 hereof, unless the Participant has withdrawn pursuant to Section 8 hereof. The option with respect to an Offering Period shall expire on the Purchase Date with respect to such Offering Period or the withdrawal date if earlier.

(b) An Employee may elect to become a Participant in the Plan at any time during an Offering Period by completing and filing an enrollment form authorizing the Company to make payroll deductions (as set forth in Section 5 hereof). Unless a Participant, by giving written notice (or such other notice as may from time to time be prescribed by the Administrator), elects not to participate with respect to any subsequent Offering Period, the Participant shall be deemed to have accepted each new offer and to have authorized payroll deductions in respect thereof during each subsequent Offering Period.

Section 5. Payroll Deductions.

(a) An Employee may, in accordance with rules and procedures adopted by the Administrator, authorize payroll deductions in amounts that are not less than one percent (1%) and not more than fifteen percent (15%) of such Employee’s Compensation on each payday occurring during an Offering Period. Payroll deductions shall commence on the first full pay period following receipt of the enrollment form, and shall end on the last payroll paid prior to the Purchase Date of the Offering Period to which the enrollment form is applicable, unless sooner terminated by the Participant’s withdrawal from the Plan or Participant’s termination of employment with the Company, the Partnership, or any Company Subsidiary or Partnership Subsidiary as provided in Section 8 hereof. Once enrolled in an Offering Period, a Participant may not change his or her rate of payroll deductions at any time during such Offering Period, except by means of a withdrawal from the Plan as provided in Section 8 hereof.

(b) All payroll deductions made by a Participant shall be credited to such Participant’s account under the Plan and shall be withheld in whole percentages or whole dollar amounts only. A Participant may not make any additional payments into such account.

Section 6. Purchase of Shares.

Unless a Participant withdraws from the Plan as provided in Section 8 hereof, such Participant’s election to purchase Shares shall be exercised automatically on each Purchase Date, and the maximum number of whole Shares subject to option shall be purchased for each Participant at the applicable Purchase Price with the accumulated payroll deductions in each Participant’s account as of the Purchase Date. No fractional Shares may be purchased hereunder. Any payroll deductions accumulated in a Participant’s account following the purchase of Shares on any Purchase Date shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 8 hereof. During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by the Participant.

Section 7. Delivery of Shares; Withdrawal or Sale of Shares.

As promptly as reasonably practicable after each Purchase Date, the Company shall either arrange the delivery of the whole Shares purchased on such date by each Participant to the Participant’s brokerage account or arrange the delivery to the Participant of a share certificate representing such Shares.

Section 8. Withdrawal; Termination of Employment.

(a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to such Participant’s account (that have not been used to purchase Shares) under the Plan by giving written notice to the Company (or such other administrator the Company may designate) and such withdrawal will be effective the first full pay period following receipt of the withdrawal notice. Withdrawal of payroll deductions shall be deemed to be a withdrawal from the Plan. All of the payroll deductions credited to such Participant’s account (that have not been used to purchase Shares) shall be paid to such Participant promptly after receipt of such Participant’s notice of withdrawal, and such Participant’s eligibility to participate in the Plan for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares shall be made for such Participant during such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions for such Participant shall not resume at the beginning of the succeeding Offering Period unless the Participant timely delivers to the Company a new enrollment form in accordance with the provisions of Section 4 hereof. A Participant’s withdrawal from an Offering Period shall not have any effect upon a Participant’s eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods which commence after termination of the Offering Period from which the Participant withdraws. If a Participant withdraws from an Offering Period, the Participant may not re-enroll in the Plan for the same Offering Period.

(b) Upon termination of a Participant’s employment during the Offering Period for any reason, including Participant’s voluntary termination, retirement or death, all the payroll deductions credited to such Participant’s account (that have not been used to purchase Shares) shall be returned to such Participant or, in the case of such

Participant’s death, to the person or persons entitled thereto under Section 12 hereof, and such Participant’s option shall be automatically terminated. Such termination shall be deemed a withdrawal from the Plan.

Section 9. Interest.

No interest shall accrue on or be payable by the Company with respect to the payroll deductions of a Participant in the Plan.

Section 10. Stock Subject to Plan.

(a) Subject to adjustment upon Changes in Capitalization of the Company as provided in Section 16 hereof, the maximum aggregate number of Shares which shall be reserved for sale under the Plan for all Offering Periods that commence during each fiscal year of the Company occurring during the term of the Plan shall be 75,000 Shares. Such Shares shall be available as of the first day of the first Offering Period that commences in each such fiscal year. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 2(a) hereof on a Purchase Date exceeds the number of Shares then available under the Plan, the Administrator shall make a pro rata allocation of the Shares remaining available for option exercise in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall give written notice to each Participant of such reduction of the number of option Shares affected thereby.

(b) No Participant shall have rights as a stockholder with respect to any option granted hereunder until the date on which such Shares shall be deemed to have been purchased by the Participant in accordance with Section 6 hereof.

(c) Shares purchased on behalf of a Participant under the Plan shall be registered in the name of the Participant or, if requested in writing by the Participant, in the names of the Participant and the Participant’s spouse.

Section 11. Administration.

The Plan shall be administered by the Board or a Committee. The Board or the Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Board or Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Board or Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

All decisions, determinations and interpretations of the Board or Committee shall be final and binding on all persons, including the Company, the Partnership, any Company Subsidiary, any Partnership Subsidiary, the Employee (or any person claiming any rights under the Plan through any Employee) and any stockholder of the Company.

The Administrator may in his sole and absolute discretion delegate to the Chief Financial Officer of the Company or the Secretary of the Company, or both, any or all of the administrative duties and authority of the Administrator under this Plan, other than the authority to (a) amend the Plan in a manner that would require stockholder approval of such amendment or (b) the terminate the Plan.

Section 12. Designation of Beneficiary.

(a) A Participant may file, on forms supplied by and delivered to the Company (or such other administrator the Company may designate), a written designation of a beneficiary who is to receive Shares and/or cash, if any, remaining in such Participant’s account under the Plan in the event of the Participant’s death.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver the balance of the Shares and/or cash credited to Participant’s account to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 13. Transferability.

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or any rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by the laws of descent and distribution or as provided in Section 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

Section 14. Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

Section 15. Reports.

Individual accounts shall be maintained by the Company for each Participant in the Plan. Statements of account shall be given to each Participant at least annually which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

Section 16. Effect of Certain Changes.

In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Administrator shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan, but have not yet been placed under option, as well as the Purchase Price of each option under the Plan which has not yet been exercised.

In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Company shall notify each Participant in writing that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 8. For purposes of this Section 16, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 16); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per Share consideration received by holders of Common Stock in the transaction.

Section 17. Amendment or Termination.

The Board may at any time terminate or amend the Plan. Except as provided in Section 16 hereof, no such termination may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with any applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

Section 18. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when they are received in a timely manner in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 19. Regulations and Other Approvals; Governing Law.

(a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Maryland without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

Section 20. Withholding of Taxes.

Each Participant shall pay to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary (as the case may be), or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the option to purchase Common Stock granted under the Plan. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of shares of Stock or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.

Section 21. Effective Date.

The Plan shall become effective (the “Effective Date”) on December 14, 2020, the date the Company’s sole stockholder formally approved the Plan.

Section 22. Term of Plan.

No option shall be granted pursuant to the Plan and no Offering Period shall commence on or after the tenth anniversary of the Effective Date, but options theretofore granted may extend beyond that date.

Section 23. Ownership and Transfer Restrictions.

(a) Shares acquired through the exercise of options granted under the Plan shall be subject to the restrictions on ownership and transfer set forth in the Company’s Charter. The Committee, in its sole and absolute discretion, may impose such additional restrictions on the ownership and transferability of the Shares issuable pursuant to Plan as it deems appropriate. Any such restriction may be referred to on the certificates evidencing such Shares.

(b) Shares issuable upon exercise of options granted under the Plan may not be purchased if, in the sole and absolute discretion of the Committee, the exercise of such option would likely result in any of the following:

(i) the Participant’s ownership of Common Stock being in violation of the Stock Ownership Limit set forth in the Company’s Charter;

(ii) income to the Company that could impair the Company’s status as a “real estate investment trust,” within the meaning of Sections 856 through 860 of the Code;

(iii) a transfer, at any one time, of more than one-tenth of one percent (0.1%) (measured in value or in number of shares, whichever is more restrictive) of the Company’s total Stock from the Company to the Partnership pursuant to Article 5.4(d) of the Company’s Charter; or

(iv) Notwithstanding any other provision of this Plan, a Participant shall have no rights under this Plan to acquire Shares that would otherwise be prohibited under the Company’s Charter.

Section 24. Other Plans; No Guarantee of Engagement.

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Employee of the Company, the Partnership, any Company Subsidiary or any Partnership Subsidiary any right to continued employment with the Company, the Partnership, any Company Subsidiary or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, the Partnership, any Company Subsidiary, or any Partnership Subsidiary to terminate the employment of any of its employees at any time.